MASTER LEASE AGREEMENT


     This Agreement dated September 30, 1999 by and between DTS Properties, Inc., a Delaware corporation, with its only place of business at 11130 Sunrise Valley Drive, Suite 206, Reston, VA 20191 ("Lessor") and Dollar Tree Stores, Inc., a Virginia corporation, with an address at 500 Volvo Parkway, Chesapeake, VA 23320 ("Lessee").

     Section 1. Property Leased.

     Lessor, by its acceptance of this Master Lease, agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Property (as hereinafter defined) together with all replacements, parts, repairs, additions and accessories thereto. It is further understood, acknowledged and agreed that the lease provided hereunder is made subject and subordinate to the rights of any Senior Lien as hereinafter defined.

     Section 2. Terms and Definitions.

     For all purposes hereunder, the following terms shall have the following definitions:

     2.1 "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.


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     2.2  "Applicable  Law" means all  applicable  provisions of  constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     2.3 "Assignee" means any third party to which Lessor transfers or assigns in accordance with Section 20 of this Lease all or any part of Lessor's right, title and interest in, under or to the Property, or any Unit, and this Lease or any and all sums due or to become due pursuant to any of the above. Without limiting the generality of the foregoing, Lender shall be deemed an Assignee to the extent that it has received a collateral assignment of the Lease and a security interest in the Lease and the Property.

     2.4 "Big Five" means the listing of the largest certified public accounting firms currently comprised of Arthur Andersen, Ernst & Young, KPMG, Deloitte and Touche, and Price Waterhouse Coopers, or any similar listing as may be expanded or reduced in the future.

     2.5 "Capital Stock"' means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     2.6 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and on amendments.


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     2.7 "CERCLIS" means the Comprehensive  Environmental  Response Compensation
and Liability Inventory System established pursuant to CERCLA.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

     2.9 "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Lender or required by Generally Accepted Accounting Principles.

     2.10 "Consolidated EBITDA" means, with respect to any fiscal period, the result (determined with respect to the same period and without duplication) of the following: (a) Consolidated Net Income (or Deficit); plus (b) all depreciation, amortization and other non-cash deductions included as an expense of Lessee and its subsidiaries in the determination of Consolidated Net Income (or Deficit); minus (c) extraordinary gains; plus (d) all taxes included as an expense of Lessee and its subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (e) interest included as an expense of Lessee and its subsidiaries in the determination of Consolidated Net Income (or Deficit).

     2.11 "Consolidated Net Income" means, for any period of computation thereof, the net income of the Lessee and its Subsidiaries (excluding extraordinary items) as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     2.12 "Consolidated Operating Cash Flow" means, with respect to any fiscal


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period,  the result  (determined  with  respect to the same  period and  without duplication) of (a) Consolidated EBITDA; minus (b) Capital Expenditures made or incurred during such period Plus (c) Rents payable during such period.

     2.13 "Consolidated Tangible Net Worth" means, the difference between Consolidated Total Assets and Consolidated Total Liabilities, and less the sum of:

     (A) the total book value of all assets of Lessee and its Subsidiaries properly classified as intangible assets under Generally Accepted Accounting Principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, unamortized debt discount and expense, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the following; plus

     (B) all amounts representing any write-up in the book value of any assets of Lessee or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

     (C) to the extent not already deducted, all reserves; plus

     (D) the value of any minority interests in Subsidiaries; plus

     (E) the aggregate amount of all loans by Lessee or any Subsidiary to any officer, employee, or shareholder of Lessee or Subsidiary; plus

     (F) Assets located, and notes and receivables due from obligors domiciled, outside the United States of America (excluding inventory in transit)..

     2.14 "Contingent Obligation" means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or


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not contingent,  (a) to purchase,  repurchase or otherwise  acquire such primary obligation or any property  constituting  direct or indirect security  therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect
thereof,   provided,   however,  that,  with  respect  to  the  Lessee  and  its
Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     2.15 "Debt Service Charges" means for any fiscal period, the sum of (i) the expenses of Lessee and its Subsidiaries for such period for interest payable with respect to Indebtedness (including, without limitation, the Obligations and imputed interest on Capitalized Leases) and all fees paid on account of or with respect thereof, plus (ii) principal payments made or required to be made on account of Indebtedness (including, without limitation, Capitalized Leases) for such period, plus (iii) Distributions made during such period, plus (iv) Rents paid during such period, in each case determined in accordance with Generally Accepted Accounting Principles.

     2.16 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.


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     2.17 "Environmental  Authorizations" means all licenses,  permits,  orders, approvals, notices, registrations or other legal prerequisites, for conducting the business of the Lessee or any Subsidiary required by any Environmental Requirement.

     2.18 "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Lessee, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     2.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, including any rules or regulations promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     2.20  "Event of Default"  shall have the  meaning  assigned to such term in
Section 17(a).

     2.21 "Fair Market Value" For purposes hereof, the term "fair market value" shall mean the purchase price or rental, as the case may be, that would be obtained in an arm's-length transaction between an informed and willing buyer or lessee under no compulsion to buy or lease and an informed and willing seller or lessor under no compulsion to sell or lease, as determined in the good faith exercise of the judgment of Lessor and Lessee at the applicable time. In the event the parties are unable to agree upon a fair market value of the Property, a Unit, or a portion thereof, such value shall be determined in accordance with the foregoing definition by an independent appraiser to be mutually agreed upon by the parties or, failing such agreement, by a panel of three


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appraisers, one selected and paid by Lessor, one selected and paid by Lessee and a third selected by the first two, and the cost of which will be shared equally between Lessor and Lessee.

     2.22 "Financing Charges" means those charges owed and allocated to third parties with respect to any on or off balance sheet asset financing transaction to which the Lessee or any Subsidiary of the Lessee is a party, such transactions to include, without limitation, securitizations, sales to commercial paper conduits, synthetic leases, or other similar financing techniques.

     2.23 "Fiscal Quarter" means any fiscal quarter of the Lessee.

     2.24 "Fiscal Year" means any fiscal year of the Lessee.

     2.25 "Funded Debt" means at any time, an amount equal to the sum of the then outstanding balances of (a) the Loans, plus (b) Capitalized Leases, plus
(c) other Indebtedness for borrowed money or other extensions of credit.

     2.26 "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or Pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended.

     2.27 "Governmental Approval" means all authorizations, consents, approvals, licenses, and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     2.28 "Governmental Authority" means any nation or government, any state


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or other  political  subdivision  thereof  and any  central  bank  thereof,  any
municipal,   local,  city  or  county  government,  and  any  entity  exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     2.29 "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     2.30 "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law, as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous (iii) the presence of which require investigation or


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response under any Environmental Law, (iv) that constitute a nuisance,  trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation,
asbestos,   polychlorinated   biphenyls,   urea  formaldehyde  foam  insulation,
petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     2.31 "Indebtedness" means, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, (vii) all Contingent Obligations of such Person and (viii) all indebtedness referred to in clauses (i) through (vii) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby has been assumed by such Person or is nonrecourse to the credit of such Person.

     2.32 "Lease Intangibles" means the amount of lease intangibles appearing on the balance sheet of the Lessee determined in accordance with Generally Accepted


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Accounting Principles.

     2.33 "Lender" means BancBoston Leasing Inc., its successors and assigns.

     2.34 "Lessor's Cost" shall be the purchase price paid by Lessor to acquire the Unit which purchase price shall be set forth on Schedule A attached hereto.

     2.35 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Lessee or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     2.36 "Loss" means, with respect to any prepayment of Basic Rent or any other amount hereunder, including, without limitation, as a result of the exercise of remedies hereunder, the amount that the Lender reasonably determines in good faith to be its total losses and costs (if any) in connection with the corresponding prepayment or acceleration of its loan to the Lessor as a result of or in connection with such prepayment hereunder, including any loss of bargain, cost of funding, or at the election of the Lender but without duplication, loss or costs incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position entered into by the Lender in respect of its loan to the Lessor. No amount will be due for Loss if the Lender determines that its Loss is less than or equal to zero. The Lender may, but need not, determine Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

     2.37 "Material Adverse Effect" means, with respect to the Lessee or any of its


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Subsidiaries, a material adverse effect on the properties,  business, operations or condition (financial or otherwise) of any such Person or the ability of the Lessee to perform its obligations under this Agreement.

     2.38 "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 16(b)(1)(d).

     2.39 "Outlet" shall be the specific location where a Unit of property is located for the conduct of retail operations by lessee or its sublessee as specified on Schedule A attached hereto.

     2.40 "Percentage Factor" shall be the percentage calculated by dividing the Lessor's Cost of a Unit by the Lessor's Cost(s) for all Units subject to this Lease which Percentage Factor shall be as set forth on Schedule A attached hereto.

     2.41 "Permitted Liens" means any of the following Liens securing any indebtedness of the Lessee and its Subsidiaries on their property, real or personal, whether now owned or hereafter acquired:

          (i) Liens of carriers, warehousemen, mechanics, contractors and materialmen incurred in the ordinary course of business for sums not overdue or that are being contested in good faith and in appropriate proceedings and for which bonds have been posted or other security acceptable to the Lender provided, such bonds or other security to be in amounts sufficient to pay off the liens during the pendency of any controversies relating to them;

          (ii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or liens to secure the performance of letters


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     of credit,  bids,  tenders,  statutory  obligations,  leases and  contracts
     (other than for borrowed funds) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds,

          (iii) Liens of suppliers of inventory purchased on credit in the ordinary course of business;

          (iv) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and by appropriate proceedings and if reasonably requested by the Lender, the Lessee shall establish reserves satisfactory to the Lender with respect thereto;

          (v) Liens securing Indebtedness as permitted by the Lender from time to time;

          (vi) Liens on properties in respect of judgments or awards which would not result in an Event of Default under Section 17(a)(7); and

          (vii) Liens in favor of a Subsidiary of Lessee subject to the interest of Lessor securing Indebtedness owed by Lessee to such Subsidiary.

     2.42 "Person" means an individual, partnership, corporation, limited liability company, trust unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

     2.43 "Property" shall mean the leasehold improvements as defined by section 168(c) of the Internal Revenue Code of 1986 existing in the "Outlets" which shall include for purposes of illustration and not limitation the following items: ceramic tile; canopies or roof overhangs and fascia; site lighting; floor, ceiling, roof and wall insulation; exterior


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building  finishes,  glass  and  glazing  including  frames  and  caulking;  all structural steel shapes, plates, metal decking, open web steel joists and fasteners; all formwork, wood framing, blocking, bracing, sheathing, wood trim and prefinished paneling; restroom accessories including racks, sinks and toilets; metal studs and furring; gypsum wallboard, slatwall, trim and corner finished; fire protection system including piping, fitting, valves, valve box meter, detector checks, fire department connection, concrete pits and backflow preventers, sprinklers, supports, alarm bells and spare sprinkler heads; plumbing materials and equipment for domestic water service including meters, pipes, fittings, valves, backflow preventers, water heaters, sinks, toilets, drinking fountains, roof drainage system pipes, HVAC units including economizer and controls, duct work, diffusers, grilles, exhaust fans, vents, louvers, automatic temperature controls, wiring and, roof curbs with burglar bars; all electrical work including wiring, feeders, panelboards and branch circuits for lighting fixtures, power, lighting systems and lamps.

     2.44 "Properties" means all real property owned, leased or otherwise used or occupied by the Lessee or any Subsidiary, wherever located.

     2.45 "Revolving Credit Facility" the Amended and Restated Revolving Credit Agreement dated September 27, 1996, among Dollar Tree Distribution, Inc., the Lessee and Dollar Tree Management, Inc., as Obligors, BankBoston, N.A., and other banks named therein as Lenders, and BankBoston, N.A., an Agent, as it may be amended from time to time.

     2.46 "Senior Liens" shall mean the statutory lien of any owner of the real estate where any Property is located, the rights of any owner of the real estate where


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the Property is located under any Underlying  Lease, and the lien of Lender,  in its capacity as "Lender" under a certain RENT PURCHASE AGREEMENT of even date herewith between Lessor and Lender.

     2.47 "Subsidiary" means, as to any Person, (i) any corporation (excluding Dollar Tree Properties, Inc.) more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of the Lessee.

     2.48 "Titleholder" shall mean the corporation, partnership, trust, person, limited liability company or other entity, including lessee solely in its capacity as such, which is the owner of record title to an Outlet, the lessor, and/or the sublessor under an Underlying Lease.

     2.49 "Underlying Lease" shall mean the land or building lease where an Outlet is located.

     2.50 "Unit" shall mean all Property located at each Outlet identified on Schedule A attached hereto and incorporated herein by this reference, which Schedule shall be updated at least annually to reflect the substitutions, additions and/or deletions of Units subject to the terms of this Agreement. It is understood, acknowledged and


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agreed  that a Unit  may  consist  of  more  or less  than  all of the  Property identified in Section 2.1 hereof.

     2.51 "Wholly Owned  Subsidiary"  means any  Subsidiary all of the shares of
capital  stock  or  other  ownership   interests  of  which  (except  directors'
qualifying shares) are at the time directly or indirectly owned by the Lessee.

     Section 3. Term of Lease.

     The term of this Lease shall begin on September 30, 1999 ("Commencement Date") and shall continue for a term ending on September 30, 2006, subject to any earlier termination as provided herein.

     Section 4. Basic Rent.

     4.1 Basic Rent. Lessee shall pay interim rent on September 30, 1999, equal to $14,598.93 and shall pay basic rent ("Basic Rent") in the amount of $437,968 per month on the first day of each month commencing October 31, 1999, and continuing through and including September 30, 2004, and thereafter through September 30, 2006, in an amount equal to $647,041.33 per month plus interest calculated to amortize $13,882,672 over twenty-four (24) months at eleven percent (11%) per annum. In each case basic rent shall be paid together with any applicable sales or use tax thereon less any adjustments provided herein. All payments of Basic Rent and all other amounts required to be made by Lessee to Lessor hereunder shall be delivered in immediately available federal funds by wire transfer to an account designated by Lessor; provided, however, that if any payment hereunder would otherwise fall due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. "Business Day" shall mean a day other than Saturday or Sunday or a day on which


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banks are authorized to be closed for business in Virginia.

     4.2 Prepayment. Lessee shall be permitted to pay all or any portion of the Basic Rent for months 1 through 60 by tendering payment discounted from the respective dates such Basic Rent installments would otherwise be due at the applicable rate set forth below, in each case over a year of 360 days for the actual number of days remaining in such year: for any prepayment during months 1 through 12, 5.49%; for any prepayment during months 13 through 24, 5.99%; for any prepayment during months 25 through 36, 6.49%; for any prepayment during months 37 through 48, 6.99%; and for any prepayment during months 49 through 60, 7.99%.

     Lessee shall be permitted to pay all or any portion of the Basic Rent for months 61 through 84 by tendering payment of the Basic Rent installments which would otherwise be due for such months exclusive of the interest component specified in calculating Base Rent for such months in Section 4.1. Lessee shall give Lessor ten (10) days prior notice of any prepayment pursuant to this
Section 4.2, and any such prepayment shall be accompanied by payment of any Loss resulting from such prepayment.

     Section 5. Late Charges.

     If any installment of Basic Rent or any other amount payable by Lessee hereunder is not paid when due, Lessee shall pay Lessor overdue interest on the amount delinquent from the date such payment was due until fully paid at a rate of (i) 15% per annum over a year of 360 days for the actual number of days elapsed during the first 84 months of the term of this Lease unless otherwise prohibited by law, in which case interest shall be charged at the maximum rate permitted by law. Such overdue interest is in addition to and not in lieu of other rights and remedies Lessor may have. Lessee shall also pay to Lessor from time to time amounts equal to any additional interest charged by Lender to Lessor or any Loss charged by Lender to Lessor in connection with the financing provided by Lender resulting from any default or Event of Default which may from time to time occur under this Lease Agreement.

     Section 6. Net Lease.

     This Lease is a net lease, and Lessor and Lessee agree that as between them Lessee shall be responsible for all costs and expenses of any nature whatsoever for the possession and operation of the Property. Lessee's obligation to pay Basic Rent and all other amounts payable by Lessee hereunder, shall not be affected by any (a) setoff, counterclaim, abatement, recoupment, defense or other right which Lessee may have against any seller or manufacturer of any item of Property; (b) any defect in the condition, design, operation or fitness for use of any item of Property or any part hereof or the existence of any security interests, liens, encumbrances or rights of others with respect to any Unit or any part thereof including any defect in title asserted by the Titleholder; (c) any damage to or loss or destruction of any Unit or any part thereof or any interruption or cessation in the use or possession of any Unit or any part thereof by Lessee for any reason whatsoever; (d) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee; or (e) the termination of any Underlying Lease for any Outlet which Lessee or any sublessee may possess. Notwithstanding the foregoing Lessee shall have the right to pursue in a separate and independent action any rights and remedies which Lessee may have against any person or entity (other than the recovery of Basic Rent or other amounts paid by Lessee hereunder in accordance with this Lease).

     Lessor and Lessee further agree that as to any Lender of this Lease, Lessee's obligation to pay Basic Rent and all other amounts payable by Lessee hereunder ("Rental Obligations") shall be continuing, absolute and unconditional without regard to all those matters set forth above and additionally without regard to (a) the validity, regularity or enforceability of the document by which Lender becomes entitled to receive the payment and any of the obligations of Lessee to pay the Rental Obligations under this Lease or any other collateral security therefor or guaranty or right of offset with respect thereto at any time, or from time to time, held by Lender; (b) any defense, set-off, deduction, abatement, deferment, diminution or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Lessee against Lessor or Lender; or (c) any other circumstances whatsoever (with or without notice to or knowledge of Lessee) which constitute, or might be construed to constitute, an equitable or legal discharge of either Lessee for the payment obligations hereunder, or of Lessee in bankruptcy or in any other instances. When pursuing its rights and remedies hereunder, Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against Lessee or any other person or against any collateral security or guaranty for the Lease obligations or any right of offset with respect thereto, and any failure by Lender to pursue such other rights or remedies or to collect any payments from Lessee or any such other person or to realize upon any such collateral security or guaranty or to exercise any right of offset, or any release of Lessee or any such other person or any such collateral security, guaranty or right of offset, shall not relieve Lessee of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against Lessee.

     Section 7. Disclaimer of Warranties.

     Lessee acknowledges that it has selected the Property based upon its own judgment and without reliance on any statement or representation by Lessor. LESSOR MAKES NO REPRESENTATION OR WARRANTY (OTHER THAN WITH RESPECT TO THE EXTENT OF THE TITLE CONVEYED TO LESSOR) WITH RESPECT TO THE PROPERTY, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, AS TO (A) THE DESIGN, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OF ANY UNIT, (B) THE DESIGN OR CONDITION OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, ANY UNIT, AND (C) ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE PROPERTY. Lessor hereby appoints and constitutes the Lessee its agent during the term of this Lease to assert and enforce, from time to time, in the name and for the account of the Lessor and the Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Lessee, whatever claims and rights the Lessor may have as owner of the Property against the manufacturer of any Unit of Property; provided, however, that if at any time an Event of Default shall have occurred and be continuing, the Lessor may assert and enforce such claims and rights at the Lessee's sole cost and expense. Subject to the requirements of Lender, as set out in its Rent Purchase Agreement of even date herewith, as it may be amended, the proceeds of any such claim shall be made available to Lessee so long as no Event of Default exists and to Lessor if an Event of Default exists.

     Section 8. Maintenance; Alterations.

     (a) Maintenance. Lessee will at all times keep the Property in good repair, condition, and working order, and in compliance with all legal requirements, will furnish all parts and services therefor, will make all necessary repairs thereto, and will maintain such Property in a manner so as to be able to enforce any warranties available to Lessee or Lessor from the manufacturer of the Property, or any portion thereof, all at Lessee's expense, ordinary wear and tear excepted. All such parts when furnished shall immediately become the property of Lessor as part of the related Unit. Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Property at the expense of Lessor.

     (b) Alterations. Lessee shall at its expense make any alterations, substitutions, improvements or additions to any Property required by applicable laws and regulations (a "Required Improvement"). In addition, Lessee may, at its expense, make any other alteration, substitution, improvement, or addition to any Property and/or any Outlet that does not decrease the value, utility, or remaining economic useful life of such Property. All Required Improvements shall constitute accessions to the Property and title thereto and ownership thereof shall vest in Lessor when made.

     Section 9. Insurance.

     Lessee will cause to be carried and maintained, at its sole expense, at all times during the term of this Lease and until the Property has been returned to Lessor, insurance against (a) those risks of loss or damage including fire normally and customarily insured in Lessee's industry (and in any event not less than Lessee's own insurance for similar property owned or leased by it with customary exclusions and deductibles of $1,000,000), and (b) liability for bodily injury, death and property damage resulting from the use and operation of the Property or Lessee's retail business in an amount not less than $5,000,000 per occurrence. The proceeds of any such insurance claim hereunder shall be made available solely to Lessee so long as no Event of Default exists and Lessee complies with the applicable provisions of Section 10 hereof. Such insurance policy or policies will name Lessor and any Assignee as loss payees as their interests may appear with respect to the policies described in (a) above and as additional insureds (each an "Additional Insured") with respect to the policies described in (b) above. Such policies will provide that the same may not be invalidated against any Additional Insured by reason of any violation of a condition or breach of warranty of the policies or the application(s) therefor by Lessee, that the policies may be canceled or materially altered or reduced in coverage as against any Additional Insured by the insurer only after 30 days prior written notice to such Additional Insured (10 days prior written notice for cancellation on account of nonpayment of premiums) and that the insurer will give written notice to each Additional Insured in the event of nonpayment of premium by Lessee when due. The policies of insurance required under this Section shall be valid and enforceable policies issued by financially sound and reputable insurance companies. Upon request by any Additional Insured, Lessee shall furnish to such Additional Insured, not less than 15 days prior to the expiration dates of any expiring policies theretofore furnished under this Section, evidence that such policies have been renewed or replaced. If requested by any Additional Insured, Lessee shall deliver certificates of insurance evidencing such insurance coverage to such Additional Insured.

     Section 10. Risk of Loss; Casualty.

     (a) Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or condemnation, partial or complete, of or to each Unit of Property, however caused or occasioned, such risk to be borne by Lessee with respect to the Property from the Commencement Date, and continuing until such Property has been returned within the meaning of Section 18(a) to Lessor.

     (b) In the event any Unit is damaged, Lessee shall promptly repair the damage at its own expense in accordance with Section 8(a).

     (c) In the event any Unit or part thereof is damaged, destroyed, lost, stolen, or title thereto shall be requisitioned or taken by the Titleholder of the Premises where such Unit or part thereof is located or any governmental authority under power of eminent domain or otherwise, such fact shall be reported by Lessee to Lessor. Lessee shall determine in the event of damage, whether such Unit or part thereof can be repaired. In the event Lessee determines that such Unit, or part thereof, can be repaired, Lessee shall cause such Unit or part thereof to be repaired, at Lessee's expense. Lessee shall be entitled to reimbursement from and to the extent of any insurance proceeds paid with respect to a Unit or part thereof repaired by Lessee. In the event Lessee determines that the Unit or part thereof cannot be repaired or in the event of such destruction, loss, theft, requisition or taking of title, such Unit or part thereof shall be deemed to have suffered a "Casualty Occurrence" or in the event the retail operations conducted at the subject Outlet are closed (also referred to as a "Casualty Occurrence"), and, as soon as reasonably practicable after the date of such Casualty Occurrence, Lessee shall either (i) pay to Lessor a purchase price equal to the

"Stipulated Loss Value" together with any Loss in connection therewith; (ii) replace such Unit or any part thereof with any item or items of like kind Property, in accordance with the terms set forth in Section 25 hereof or (iii) continue to pay Basic Rent in accordance with this Agreement. If an Event of Default is continuing, the option as to whether Lessee shall perform the actions described in (i), (ii) or (iii) above shall be determined by Lessor; if an Event of Default is not continuing, such option shall be at Lessee's discretion. The repair or replacement of the Unit or a portion thereof as hereinabove provided shall not result in any abatement or reduction in, or in any other way affect, the Basic Rent to be paid with respect to such Unit or part thereof, it being expressly agreed that the Basic Rent payable with respect thereto shall continue in the same amounts and be payable at the same times as prescribed in Section
4.1 as if such repair or replacement did not occur. In the event Lessee elects (in lieu of replacing) to purchase any Unit or part thereof, as described above, the Basic Rent attributable to such Unit payable pursuant to Section 4.1 shall (as of the next rental payment) be reduced to an amount which bears the same relationship to the rental payable before such reduction as the Lessor's Cost of such Unit, or part thereof, leased after the Casualty Occurrence bears to the Lessor's Cost of such Unit, or part thereof, leased prior to the Casualty Occurrence. The "Stipulated Loss Value" for any Unit or part thereof as of a particular date shall be the amount specified in the applicable Stipulated Loss Schedule (Schedule B) attached hereto.

     (d)   [*CONFIDENTIAL   MATERIAL  OMITTED  AND  FILED  SEPARATELY  WITH  THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

     Section 11. General Tax Indemnity.

     (a) General Tax Indemnity. Subject to the exclusions in (b) below, Lessee agrees to pay when due, defend and indemnify Lessor and each Assignee (each an "Indemnitee") against and hold each Indemnitee and its successors and assigns harmless on an after-tax basis from any and all federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon ("Taxes or Other Impositions") imposed, whether levied or imposed upon or asserted against Lessor, any other Indemnitee, Lessee, the Property, any Unit of Property, or any part thereof, by any federal, state, local or foreign government or taxing authority, upon or with respect to (1) the Property or any part thereof, (2) the manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, sale or other disposition of the Property, or any part thereof, (3) the rentals, receipts or earnings arising from the Property or any part thereof, or (4) this Lease, Basic Rent and/or other amounts payable by Lessee hereunder; provided, however, that Lessee shall not be required to pay or discharge any of the same so long as Lessee shall, in good faith and by appropriate legal proceedings, contest the validity thereof in any reasonable manner which will not affect or endanger the title and interest of the Lessor or the security interest or other rights of any Assignee in and to the Property and Basic Rent or subject the Property, or any part thereof to forfeiture or sale.

     (b) Exclusions. Notwithstanding Section 11(a) above, Lessee shall not in any event be liable for any of the following Taxes or Other Impositions: (1) federal, state, local or foreign Taxes or Other Impositions on, based on, or measured by the income or gains of any Indemnitee; (2) Taxes or Other Impositions imposed as a result of the transfer of any interest in the Property or this Lease by any Indemnitee other than (i) following an Event of Default, or
(ii) described in Section 10 hereof; (3) Taxes or other Impositions imposed on an Indemnitee as a result of any change in location of such Indemnitee's chief executive office or principal place of business from its location as of the date of this Lease; (4) Taxes or Other Impositions imposed on an Indemnitee on account of the breach by such Indemnitee of any of its obligations or representations to Lessee or on account of the willful misconduct or gross negligence of such Indemnitee (other than any willful misconduct or gross negligence imputed to such Indemnitee by reason of any acts of Lessee; or (5) Taxes or Other Impositions imposed on an Indemnitee for the privilege of conducting or carrying on its business.

     (c) Reports. If permitted by applicable law to do so, Lessee will prepare and file such reports and returns as Lessor or any other Indemnitee or Lessee may be required to file with respect to Taxes or Other Impositions for which Lessee is required to indemnify under this Section 11. If Lessee is not permitted to file such returns or reports, Lessee will promptly provide Lessor and each other Indemnitee with all information necessary for the timely filing of the same by Lessor or such Indemnitee.

Upon written request, Lessee shall furnish Lessor or such other Indemnitee with copies of all paid receipts or other appropriate evidence of payment for all Taxes or Other Impositions paid by Lessee pursuant to this Section 11, and with such other information as may be available to Lessee as an Indemnitee may reasonably require for the filing of the Indemnitee's tax reporting or filing requirements.

     (d) Procedure. In case claim is made against, or any action, suit or proceeding is brought against, any Indemnitee with respect to any claim indemnified against hereunder, the Lessee may (if Lessee has admitted in writing to each Indemnitee that such claim is indemnifiable by Lessee if adversely determined following a permitted contest thereof pursuant to this Section) and, upon such Indemnitee's request, will at Lessee's expense cause the same to be contested by counsel selected by the Lessee and reasonably satisfactory to such Indemnitee and, in the event of any failure by the Lessee to do so, the Lessee shall pay all legal fees and other expenses incurred by such Indemnitee in connection with the defense of such claim. Lessee shall permit such Indemnitee to participate in such contest at the Indemnitee's expense but Lessee shall control all aspects of such contest so long as Lessee complies with this subsection and such control or contest does not involve Lessee or its counsel in a material conflict of interest with such Indemnitee in which event such Indemnitee shall be separately represented, at Lessee's expense, by counsel selected by such Indemnitee and such Indemnitee shall thereupon control its own defense provided, however, no settlement shall be consummated without Lessee's consent, which can be withheld by Lessee in the event reasonable assurance of payment of any claim is provided by Lessee.

     Section 12. Removal of Liens; Reports; Inspection.

     (a) Removal of Liens. Lessee shall promptly pay or otherwise discharge any and all security interests, liens and encumbrances on the Property and this Lease other than those created by or arising through Lessor (or any Assignee) created prior to or on or after the date hereof or those asserted by any Titleholder, provided, however, that Lessee shall not be required to pay or discharge any of the same so long as it shall, in good faith and by appropriate legal proceedings, contest the validity thereof in any reasonable manner which will not affect or endanger the title and interest of the Lessor or the security interest or other rights of any Assignee in and to any of the Basic Rent, Property or subject the Property or any part thereof to forfeiture or sale.

     (b) Inspection. Lessor may, but shall have no obligation to, at its expense, inspect the Property and the Lessee's records with respect thereto at any time and from time to time during normal business hours in order to confirm the existence and proper maintenance of the Property during the term of this Lease; provided, however, that so long as no Event of Default exists, Lessor shall give Lessee at least 24 hours notice of any such inspection; and provided further, however, that in no event shall Lessor's inspection interfere with or delay Lessee's normal operations. Lessee will cooperate with Lessor in good faith to facilitate inspections consistent with the foregoing provisions of this Section.

     Section 13. Use; Compliance with Laws.

     Lessee agrees that the Property will be used and operated solely in the conduct of its business and in all material respects in compliance with any and all statutes, laws, ordinances, rules and regulations of any federal, state or local or foreign governmental body, agency or authority applicable to the use and operation of the Property including any Underlying Lease of the Outlets. Lessee will procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by federal, state, local or foreign laws or by any governmental body, agency or authority in connection with the ownership, delivery, installation, use and operation of the Property, each Outlet and the businesses operated therein. The Property will at all times be and remain in the possession and control of Lessee.

     Section 14. General Indemnity.

     (a) General. Subject to the exclusions in (b) below, Lessee hereby indemnifies and agrees to save harmless each Indemnified Person (as defined below) from and against each and every claim that is asserted against it or liability, loss, or expense (including legal expense) that is incurred by proximately relating to or arising out of the ownership, construction, purchase, delivery, acceptance, rejection, leasing, repair, operation, condition, or use of the Property and the business operated at the Outlets, including the following: (1) those for death, personal injury, or property damage, including those based on strict liability in tort; (2) those as a result of any act or failure to act of the Lessee for itself or as agent for the Lessor hereunder;
(3) those for patent, trademark or copyright infringement; (4) those relating to or arising out of the design or discoverable or nondiscoverable defect in any of the Property or any part thereof; (5) those based on Lessee's failure to comply with any environmental law or regulation, including fines and penalties arising from violations of or noncompliance with such requirements or failure to report violations, discharges, and costs of clean-up of any violation or discharge; and
(6) any action by Lessee pursuant to the authorization of

Lessee to act as agent of Lessor pursuant to Section 7 hereof; and (7) any claim arising from any default under an Underlying Lease.

     (b) Exclusions. Section 14(a) above shall not apply to claims to the extent based on any of the following: (1) claims for Taxes or Other Impositions; (2) loss caused by the willful misconduct or gross negligence of any Indemnified Person (which shall not, however, be imputed to any other Indemnified Person);
(3) acts or events with respect to the Property occurring after possession has been delivered to Lessor following the expiration or early termination of this Lease unless such claims are the result of Lessee's acts before such delivery in violation of this Lease; (4) breach of any express representation or agreement made by any Indemnified Person to or with the Lessee in this Master Lease or in any related document or agreement; or (5) any security interest, lien, or encumbrance on the Property or any part thereof for which Lessee is not responsible under Section 12(a).

     (c) Indemnified Person. An "Indemnified Person" means the Lessor, any Assignee, the Lender, and any partner, director, officer, manager, employee, or agent or successor of Lessor, any Assignee or the Lender.

     (d) Procedure. In case claim is made against, or any action, suit or proceeding is brought against, any Indemnified Person with respect to any claim indemnified against hereunder, the Lessee may (if Lessee has admitted in writing to each Indemnified Person that such claim is indemnifiable by Lessee if adversely determined following a permitted contest thereof pursuant to this Section) and, upon such Indemnified Person's request, will at Lessee's expense cause the same to be contested by counsel selected by the Lessee and reasonably satisfactory to such

Indemnified Person and, in the event of any failure by the Lessee to do so, the Lessee shall pay all legal fees and other expenses incurred by such Indemnified Person in connection with the defense of such claim. Lessee shall permit such Indemnified Person to participate in such contest at Lessor's expense but Lessee shall control all aspects of such contest so long as Lessee complies with this subsection and such control or contest does not involve Lessee or its counsel in a material conflict of interest with such Indemnified Person in which event such Indemnified Person shall be separately represented, at Lessee's expense, by counsel selected by such Indemnified Person and such Indemnified Person shall thereupon control its own defense provided, however, no settlement shall be consummated without Lessee's consent, which can be withheld by Lessee in the event reasonable assurance of payment of any claim is provided by Lessee.

     (e) Amount of Payment. In the event the Lessee is required to make any payment under this Section 14 or Section 11, the Lessee shall pay such Indemnified Person an amount which, after deduction of all federal, state and local taxes required to be paid by such Indemnified Person with respect to receipt thereof (after giving credit for any savings of such taxes by reason of deductions, credits or allowances for payment of the claim indemnified against) shall be equal to the amount of such payment.

     (f) Miscellaneous. Lessee and Lessor agree to give each other written notice of any claim or liability indemnified against under Section 11 and this
Section 14 promptly upon obtaining knowledge thereof. Upon the payment in full of any indemnities as contained in this Section by the Lessee, the Lessee shall be subrogated to any right of such Indemnified Person (except against an Indemnified Person whose gross negligence or willful misconduct did not give rise to such claim) with respect to the matter against which indemnity has been given. Any payments received by such Indemnified Person from any person except the Lessee as a result of the same loss with respect to which such Indemnified Person has been indemnified by the Lessee pursuant to this Section shall be paid over to the Lessee to the extent necessary to reimburse the Lessee for indemnification payments previously made as a result of such loss.

     Section 15. Assignment by Lessee; Status for Tax Purposes.

     (a) General. Lessee will not sell, assign, sublease, or create a security interest in, any Property and/or Unit or all or any part of its interest in this lease.

     (b) Lessor as Owner. Lessee agrees that it will treat Lessor as the owner of the Property and further agrees that it will take no position inconsistent with Lessor's ownership for any reason or purpose, including income taxes.

     Section 16. Additional Representations, Warranties and Covenants of Lessee.

     Lessee hereby represents, warrants and covenants to and for the benefit of Lessor and Lender the following

     (a) Representations and Warranties.

     (1) The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in substantially all of the jurisdictions where, by the nature of its business, such qualification is necessary, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (2) The execution, delivery and performance by the Lessee of this Agreement
(a) are within the Lessee's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or by-laws of the Lessee.

     (3) This Agreement constitutes a valid and binding agreement of the Lessee enforceable in accordance with its terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally.

     (4) (A) The financial statements of the Lessee and its Subsidiaries dated as of December 31, 1998, reflecting its operation during the Fiscal Year then ended, including a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, copies of which have been delivered to the Lessor or Lender, fairly present, in substantial conformity with Generally Accepted Accounting Principles, the consolidated financial position of the Lessee and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (B) Since December 31, 1998 there has been no material adverse change in the business, financial position, results of operations of the Lessee and its Subsidiaries.

     (5) There is no action, suit or proceeding pending, or to the knowledge of the Lessee threatened, against or affecting the Lessee or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect, or which in any manner draws into question the validity of, or could reasonably be expected to impair the ability of the Lessee to perform its obligations under, this Agreement.

     (6) There have been filed on behalf of the Lessee and its Subsidiaries substantially all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Lessee or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Lessee and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Lessee, adequate. Notwithstanding the foregoing, it is understood that at any given time Lessee may have certain tax matters that are of a contested nature.

     (7) Each of the Lessee's Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all corporate or limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (8) The Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (9) Each of the Lessee and its Subsidiaries has title to its properties sufficient for the conduct of its business. None of the properties of the Lessee or any Subsidiary thereof is subject to any Lien except for Permitted Liens.

     (10) Neither the Lessee nor any of its Wholly Owned Subsidiaries is in default under or in respect to the Revolving Credit Facility.

     (11) All information heretofore furnished by the Lessee to the Lessor or Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Lessee to the Lessor or Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

     (12) To the best of the Lessee's knowledge:

     (A) neither the Lessee nor any of its Subsidiaries is subject to any material Environmental Liability and neither the Lessee nor any Subsidiary thereof has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties have been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

     (B) no material Hazardous Substances have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Lessee, at or from any adjacent site or facility, except for Hazardous Substances, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

     (C) The Lessee, and each of its Subsidiaries, has procured materially all Environmental Authorizations necessary for the conduct of its business, and is in compliance with materially all Environmental Requirements in connection with the operation of the Properties and the Lessee's, and each of its Subsidiary's, respective businesses.

     (13) The Lessee and each Subsidiary thereof is in compliance with all Applicable Law, including, without limitation, all Environmental Requirements, except where any failure to comply with any such laws could not reasonably be expected to, alone or in the aggregate, have a Material Adverse Effect.

     (14) All Capital Stock, debentures, bonds, notes and all other securities of the Lessee and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all Applicable Law, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws except where such noncompliance is not reasonably expected to have a Material Adverse Effect. The issued shares of Capital Stock of the Lessee's Wholly Owned Subsidiaries are owned by the Lessee free and clear of any Lien or adverse claim except Permitted Liens. At least a majority of the issued shares of capital stock of each of the Lessee's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Lessee free and clear of any Lien or adverse claim.

     (15) All representations and warranties set forth in this Section 16(a) and all representations and warranties contained in any certificate (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the date of this Agreement, shall survive the execution and delivery of this Agreement and shall not be waived by the execution and delivery of this Agreement, or any investigation made by or on behalf of the Lender.

     (b) Covenants.

     (1) The Lessee will file on Lessee's Web site or deliver to the Lessor and Lender at the addresses set forth in Section 22 hereof, or such other office as may be designated by such parties from time to time:

     (A) As soon as practicable and in any event within 45 days after the close of each Fiscal Quarter, beginning with the close of the current Fiscal Quarter for the Lessee and its Subsidiaries on a consolidated basis, balance sheets and statements of income and cash flows for or relating to the Fiscal Quarter then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to normal year-end adjustments), applied on a Consistent Basis, and certified by the chief financial officer of the Lessee. The requirements of this paragraph shall be fully satisfied upon the delivery to the Lessor and Lender within the time period specified above of the Lessee's quarterly report on form 10-Q with respect to any Fiscal Quarter, provided, that the financial statements and accompanying notes are fully disclosed within such filing;

     (B) As soon as practicable and in any event within 90 days after, the close of each Fiscal Year, beginning with the close of the current Fiscal Year, an audited consolidated balance sheet of Lessee and its Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income and cash flows for the Fiscal Year then ended prepared by a Big Five independent certified public accounting firm in accordance with Generally Accepted Accounting Principles, applied on a Consistent Basis, and accompanied by a report thereon by such certified public accountants and, with respect to such audited financial statements, containing an opinion that is not qualified with respect to scope limitations imposed by Lessee, as to going concern or with respect to accounting principles followed by Lessee not in accordance with Generally Accepted Accounting Principles;

     (C) Concurrently with the delivery of the financial statements described in subsection (b) above, a certificate from the independent certified public accountants stating that in making their examination of the financial statements of the Lessee and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any condition or event which constitutes or would constitute, upon the giving of notice or lapse of time or both, an Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination;

     (D) Concurrently with the delivery of the financial statements described in subsections (A) and (B) above or at such other times as the Lessor or Lender may reasonably request, a certificate from the chief financial officer of the Lessee certifying to the requesting party that to the best of their knowledge after review of this Agreement and appropriate inquiry, the Lessee has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon the Lessee contained in this Agreement, accompanied by a worksheet completed in accordance with Generally Accepted Accounting Principles detailing the Lessee's compliance with the financial covenants contained in Sections16(b)(12) through (14) hereto in form satisfactory to the Lender, and that no Default or Event of Default has occurred or specifying any such Default or Event of Default;

     (E) Upon the Lessor's or Lender's request such other information about the financial condition, business or operations of the Lessee and its Subsidiaries as such party may from time to time reasonably request.

     (2) The Lessee shall promptly, after any officer of the Lessee learns or obtains knowledge of the occurrence thereof, give written notice to the Lessor and Lender of:

     (A) any litigation or proceedings brought against the Lessee or any of its Subsidiaries or any attachments, judgments, liens, levies or orders (other than Permitted Liens) that may be placed on or assessed against or threatened against the Lessee or any of its Subsidiaries which are (i) not otherwise covered by insurance or are contested by the insurer and (ii) in the aggregate exceed $5,000,000 in uninsured exposure and the Lessee shall set up such reserves as required by Generally Accepted Accounting Principles.

     (B) any written notice of a violation received by the Lessee or any of its Subsidiaries from any governmental regulatory body or law enforcement authority which, if such violation were established, might have a Material Adverse Effect on the business of the Lessee or any of its Subsidiaries;

     (C) any other matter that has resulted in a Material Adverse Effect on the Lessee or any of its Subsidiaries;

     (D) any breach or violation of or noncompliance with any covenant or condition of this Agreement or any Event of Default hereunder; and

     (E) any change in the name of the Lessee or any Subsidiary.

     (3) The Lessee will, and will cause each of its Subsidiaries to, maintain and preserve its corporate or limited liability company existence and all rights, privileges and franchises now enjoyed.

     (4) The Lessee will, and will cause each of its Subsidiaries to pay, all material Indebtedness before such Indebtedness shall become past due, all material taxes, assessments and other governmental charges that may be levied or assessed upon it when due and all other material obligations in accordance with customary trade practices, and comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to any part thereof or to the operation of its business; provided, however, that the Lessee or any Subsidiary may in good faith by appropriate proceedings and with due diligence contest any such Indebtedness, taxes, assessments, governmental charges, acts, rules, regulations, orders and directions that do not in the Lessor's or Lender's reasonable judgment materially and adversely affect the Lessee's business and if requested by the Lessor or Lender, shall establish reserves reasonably satisfactory to the requesting party. The Lessee will, and will cause each of its Subsidiaries to, observe and remain in compliance in all material respects with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and observe and perform all covenants and conditions of all material agreements and instruments to which it is a party, where failure to comply would have a Material Adverse Effect on the business of the Lessee or any Subsidiary.

     (5) The Lessee will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles

(subject, in the case of unaudited interim statements, to normal year-end adjustments) and in material compliance with the regulations of any governmental regulatory body having jurisdiction over it; and (ii) permit employees or agents of the Lessor or Lender at any time during normal business hours and upon reasonable notice to inspect the properties of the Lessee and its Subsidiaries, and to examine or audit the books of the Lessee and its Subsidiaries, accounts and records and make copies and memoranda of them, and to discuss the affairs, finances and accounts of the Lessee with its executive officers, and independent public accountants (and by this provision the Lessee and its Subsidiaries authorize said accountants to discuss the finances and affairs of the Lessee and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested, but in any event not more than once during each fiscal year of the Lessee.

     (6) The Lessee will, and will cause each of its Subsidiaries to, conduct its business in an orderly, efficient and customary manner, keep its properties used in the operations of its business in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except where failure to make such repairs, renewals or replacements would not have a Material Adverse Effect on the business of the Lessee or any of its Subsidiaries or to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. The Lessee and its Subsidiaries shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by any Governmental Authority and which, if not timely filed, would have a Material Adverse

Effect on the Lessee or any of its Subsidiaries.

     (7) In addition to the requirements of Section 9, the Lessee will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by the Lessee and its Subsidiaries.

     (8) The Lessee will conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect on the business of the Lessee or any of its Subsidiaries.

     (9) The Lessee has taken all action deemed reasonably necessary by Lessee to assure that the Lessee's and its Subsidiaries' computer based systems are able to operate, and effectively process data including dates, on and after January 1, 2000. At the request of the Lessor or Lender, the Lessee will provide the requesting party(s) with assurances acceptable to such party of the Lessee's year 2000 compatibility.

     (10) At the end of each fiscal year of the Lessee, Lessee and its Subsidiaries shall maintain a Consolidated Tangible Net Worth equal to the sum of (I) the Consolidated Tangible Net Worth as of the immediately preceding fiscal year end plus (ii) the greater of (A) $20,000,000.00 or (B) sixty-five percent (65%) of the Consolidated Net Income (or Deficit) for the fiscal year in which the determination of the Lessee's compliance with this Section is being made.

     (11) The Lessee shall not permit the ratio of Funded Debt to Consolidated EBITDA, measured quarterly in arrears on a rolling four (4) quarter basis, to be greater than 1.50:1.

     (12) The Lessee shall not permit the ratio of Consolidated Operating Cash Flow to Debt Service Charges, measured quarterly on a rolling four (4) quarter basis, to be less than 1.85:1.

     Section 17. Events of Default; Remedies.

     (a) Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

     (1) Lessee fails to pay any installment of Basic Rent within ten calendar days after the due date for such installment, or Lessee fails to pay any other amount due hereunder or any payment of the Stipulated Loss Value (if Lessee has elected to pay such amount) within ten (10) calendar days after the date notice of such default is provided; or

     (2) Lessee fails to materially observe or perform any agreement to be observed or performed by Lessee hereunder and the continuance thereof for 30 days following written notice thereof by Lessor or Assignee to Lessee; or

     (3) the Lessee or any Subsidiary shall fail to make any material payment in respect of the Revolving Credit Facility outstanding when due and within any applicable grace period; or

     (4) the Lessee or any Subsidiary of the Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (5) an involuntary case or other proceeding shall be commenced against the Lessee or any Subsidiary of the Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Lessee or any Subsidiary of the Lessee under the federal bankruptcy laws as now or hereafter in effect; or

     (6) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Lessee or any Subsidiary and such judgment or order shall continue without discharge or stay for a period of 30 days; or

     (7) a federal tax lien shall be filed against the Lessee under Section 6323 of the Code in excess of $2,000,000 and such lien shall remain undischarged for a period of 60 days after the date of filing; or

     (8) Any material representation made to Lessor by Lessee in this Lease or in any other certificate furnished by Lessee to Lessor pursuant to the Lease proves to have been false or misleading in any material respect when made or furnished.

     (b) Remedies. Upon the occurrence of an Event of Default, and while such Event of Default is continuing, Lessor may, to the extent consistent with applicable laws, and after giving Lessee fifteen (15) days written notice, exercise and pursue any one or more of the remedies listed below as Lessor in its sole discretion may lawfully elect:

     (1) By notice to Lessee, declare immediately due and payable the sum of (i) all accrued but unpaid Basic Rent, and other amounts then due and payable by Lessee hereunder, plus (ii) all unpaid Basic Rent for the balance of the term of this Lease not yet due as of the date of such notice through and including month 60 by discounting from the respective dates installment payments thereof would be due at a rate of 5.49% per annum over a year of 360 days for the actual number of days remaining until such respective due dates, plus (iii) all unpaid Basic Rent for the balance of the term of this Lease not yet due as of the date of such notice for any period after month 60, exclusive of any interest component specified in Section 4.1 to be included in the calculation of Basic Rent for months 61 through 84, plus (iv) all Loss attributable to or in connection with any prepayment of Basic Rent resulting from this Section 17(b)(1).

     (2) By notice to Lessee, terminate or cancel this Lease as to all or any Units.

     (3) Whether or not this Lease is terminated as to all or any number of the Schedules and/or Units of Property, take possession of all or any number of Units of Property wherever located, and for such purpose enter upon any premises to repossess such Units with or without instituting legal proceedings; provided however, that Lessee shall remain liable as provided in this Section 17(b).

     (4) If Lessor repossesses any Units, Lessor shall sell or lease such Units in such manner and upon such terms as Lessor may in its sole discretion determine, with the proceeds of any such sale or lease being applied to amounts owed by Lessee to Lessor under Section 17(b)(1) above and any additional amounts due under paragraph (6) below, after first giving Lessee not less that fifteen
(15)days' notice of the time and manner of conducting any sale or lease. In the event Lessee is the owner of the land and/or building where the Unit(s) is located, Lessee agrees to execute and deliver all documents necessary to effectuate Lessor's sale. Further, Lessee agrees any proceeds received from such sale shall be for the account of Lessor to the extent of Lessee's obligations due Lessor hereunder.

     (5) Lessor may proceed by appropriate court action to enforce specific performance by Lessee of its obligations contained in this Lease.

     (6) Lessor may exercise any other right or remedy available to it by law or in equity or by other agreement, and may in any event recover legal fees and other expenses incurred by Lessor by reason of an Event of Default or the exercise of any remedy hereunder, including expenses of repossession, maintenance, repair, reconditioning in accordance with Section 18, storage, transportation, and disposition of the Units of Property; provided, however, in the event of any sale or lease, the proceeds of any such sale or lease shall be applied to amounts owed by Lessee to Lessor under Section 17(b)(1) above and under this Section 17(b)(6) after first giving Lessee not less than fifteen (15) days' notice of the time and manner of conducting any sale or lease.

     (c) Cumulative Remedies; Waivers. No remedy given in this Section 17 is intended to be exclusive, and each shall be cumulative. Lessor may exercise different remedies with respect to different Units. No express or implied waiver by Lessor of Lessee's obligations hereunder or any Event of Default shall constitute a waiver of the same or any similar matter on a future occasion;

     (d) Right of First Refusal. Notwithstanding Lessor's exercise of any rights and remedies provided under this Lease or otherwise (such as its right to take possession of the Property and cancel the Lease), Lessee shall nevertheless have the continuing and surviving right until such time as Lessor sells or leases the Property strictly in accordance with the terms of this Section 17, to purchase or lease the Property (or any portion thereof) upon the same terms and conditions as the Lessor proposes to sell or lease the Property (or any portion thereof) pursuant to a written offer from a bona fide third party purchaser or lessee; provided, however, before Lessee may consummate any purchase or lease pursuant to the right of first refusal contained in this Section 17(d), Lessee must first pay to Lessor all amounts owed to Lessor under Section 17(b)(1) hereof.

     Section 18. Return of Property.

     (a) Termination of Lease. Following the expiration of this Lease, Lessee shall elect one of the following options with respect to each Unit then under lease:

     (1) Purchase the Unit from Lessor by payment of a purchase price equal to Fair Market Value. In the event Lessor and Lessee cannot agree upon Fair Market Value, such value shall be determined by an appraisal pursuant to Section 2.21 hereof. In the event Lessee exercises this option, upon payment, Lessor shall deliver a

Bill of Sale and such other documentation as is reasonably required to transfer title; it being understood, acknowledged and agreed that Lessor's transfer shall be subject to and encumbered by any Senior Liens and Permitted Liens; or

     (2)   [*CONFIDENTIAL   MATERIAL  OMITTED  AND  FILED  SEPARATELY  WITH  THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

     (3)   [*CONFIDENTIAL   MATERIAL  OMITTED  AND  FILED  SEPARATELY  WITH  THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

     (4) Lessee shall exercise the options provided hereunder with respect to each Unit by providing Lessor with written notice of its intention to exercise either option at least forty-five (45) days prior to the termination of this Lease. In any event, Basic Rent will continue to accrue at a rate equal to 125 percent of the Basic Rent in existence on the date of the expiration of this Lease for each Unit from the expiration of


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



this Lease until delivery of the title transfer documents and the assignments of Underlying Lease(s) with respect to each Unit or payment of the funds specified in subparagraph (2) above.

     (b) Early Buyout Option. Following the sixtieth (60th) month of the term of this Lease (Date) and provided no Event of Default shall have occurred and be continuing, Lessee shall have an option to purchase all but not less than all Units, free and clear of the lien of this Lease by delivering a payment to Lessor in an amount equal to $13,882,672 [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

     Section 19. Quiet Enjoyment.

     Lessor covenants that so long as no Event of Default exists hereunder, neither Lessor nor any Assignee (as defined in Section 20 hereof) nor any third party claiming through or under Lessor or an Assignee shall interfere with Lessee's right of possession and use of the Property in accordance with this Lease. This covenant of quiet enjoyment shall not extend to any defect in title arising from a claim of any Titleholder, or any Underlying Lease or Permitted Sublease.

     Section 19 A. Lessor Covenants.

     Lessor covenants and agrees that during the term of the Lease, it shall;

     (A) not change, cancel or surrender its Certificate of Incorporation or amend its By-Laws from the forms attached as Exhibits A and B, respectively;

     (B) comply at all times with all requirements imposed on it by Lender pursuant to the Rent Purchase Agreement;

     (C) maintain itself as a limited purpose corporation whose sole activity consists of leasing the Property to Lessee pursuant to this Agreement;

     (D) maintain books, records and financial statements separate from its shareholders or any of them or any of their Affiliates;

     (E) strictly observe corporation formalities in its dealings with Lender, Lessee, its Shareholders or any of their Affiliates;

     (F) maintain its assets in a manner which facilitates their identification and segregation from those of its shareholders or their affiliates;

     (G) maintain separate bank accounts and not commingle its funds with those of any other person;

     (H) obtain an initial equity cash contribution of not less than $200,000 on or before September 30, 1999, which contribution may come from fees to lessor associated with this Lease transaction, which may be invested with or loaned to a third party; provided, however,

Lessor shall not make any distribution to its owners until its obligations to Lessee under this Lease, and the Purchase and Sale Agreement are satisfied except to reimburse its owners for income taxes payable by its owners on Lessor's taxable income and shall maintain a sufficient cash balance to pay all expenses as they become due; and

     (I) deliver to Lessee on September 30, 1999 a duly authorized, executed and binding guarantee of TransCapital Corporation in a form acceptable to Lessee.

     Section 20. Assignment by Lessor, Financing and Refinancing.

     Lessee agrees that Lessor may transfer or assign all or any part of Lessor's right, title and interest in, under or to the Property, or any Unit, and this Lease and any or all sums due or to become due pursuant to any of the above, to an Assignee for any reason with the written consent of Lessee, which shall not be unreasonably withheld. Lessee hereby consents to an assignment By Lessor to Lender. Lessee agrees that upon receipt of written notice from Lessor of such assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and, if so directed, shall pay all sums due or to become due hereunder directly to the Assignee or to any other party designated by Lessor or the Assignee. Specifically, Lessee acknowledges that Lessor is collaterally assigning this Agreement to the Lender and that the Lender is an Assignee for all purposes hereunder. Lessee will make all payments hereunder directly to the Lender. Lessee further agrees to execute and deliver to Lender an acknowledgment of assignment of this Agreement in form and substance satisfactory to Lender. Lessee hereby covenants, represents and warrants and agrees that the

Assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties: (i) Lessee's obligations to Assignee hereunder are absolute and unconditional and are not subject to any abatement, reduction, recoupment, delay, moratorium, defense, setoff or counterclaim available to Lessee for any reason whatsoever or any other right Lessee may have against Lessor, any seller or manufacturer of the Property or any other person or entity for any reason whatsoever including, without limitation, (A) operation of law, defect in the Property or any part thereof, or the existence of any liens, encumbrances or rights of others whatsoever with respect to the Property or any part thereof, (B) any loss, taking, damage to, destruction, interference with, interruption or cessation of the use or possession of any Outlet, the Property, Unit, or any part thereof for any reason whatsoever, (C) failure of Lessor to perform any of its obligations hereunder, termination, rejection or disaffirmance of the Lease by a debtor, debtor-in-possession, receiver or any other person or entity or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing (Lessee reserving its rights, if any, to have separate recourse against Lessor on account of any thereof), (D) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, Lessor, any subsequent owner of the Property or any other person or entity, (E) that Lessee acknowledges that Assignee has no obligation under this Lease to acquire and lease to Lessee upgrades, enhancements or additions respecting the Property, (F) that Lessee acknowledges that Assignee has no right to repossess or relet the Property whether or not Lessee defaults under this Lease except for rights and remedies provided herein; (G) that Lessee acknowledges that if Lessee defaults under this Lease, Assignee shall


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



have the right,  among other things,  to exercise the remedies  available  under
Section 17(b)(1) of this Lease, (H) that Lessee acknowledges that any right which Lessee might have to require a mitigation of damages (whether pursuant to Article 2A of the Uniform Commercial Code or otherwise) shall be asserted, if at all, only against Lessor or any subsequent owner of the Property, but not against Assignee, or (I) any other event or circumstances, whatsoever, whether or not similar to any of the foregoing; (ii) nor, except as otherwise expressly provided in Section 10(c) hereof, shall this Agreement terminate, or the respective obligations of Lessor, Lessee or Assignee be otherwise affected, by reason of any of the foregoing or for any other cause whether similar or dissimilar to the foregoing, it being the intention of the parties hereto and of Assignee that the Basic Rent and all other sums payable by Lessee hereunder shall continue to be payable in any events and at the times herein provided;
(iii) Lessee shall not look to Assignee to perform any of Lessor's obligations hereunder; (iv) Lessee will not amend, modify, supplement, restate or replace this Lease without the express prior written consent of the Assignee; and (v) Lessee will send a copy to Assignee of each notice, financial statement or any other information which Lessee sends to Lessor, or is obligated to send to Lessor, at the same time that such notice, financial statement or other information is sent to Lessor and at such address or addresses as Assignee may provide to Lessee from time to time.

     (b) Upon and in connection with any such permitted assignment, Lessee agrees to execute and deliver to Lessor and Assignee such documentation as Assignee may require, including but not limited to an acknowledgment of, or consent to, assignment which may require Lessee to make certain representations or reaffirmations as to some of the basic terms and covenants contained in this Lease.

     (c) Upon and in connection with any financing, refinancing and/or sale, Lessee agrees to execute and deliver to Lessor, or Lender, or any assignee, such documentation as may reasonably be required, including tenant estoppel certificate(s).

     Section 21. Lessor May Perform.

     If Lessee at any time shall fail to pay any person any sum which Lessee is required by this Lease to pay, or shall fail to take any action Lessee is required by this Lease to take, Lessor at its option may pay such sum or take such action, and Lessee shall reimburse Lessor on demand for the amount of such payment and for the cost and expense which may be incurred by Lessor for taking such action, together with interest thereon from the date of demand until paid at the rate imposed for late payments under Section 5 hereof; provided, however, that no such payment, performance or compliance by Lessor shall be deemed to cure any Event of Default hereunder; and provided further, however, that Lessor shall not make any such payment or take any such action inconsistent with any contest rights Lessee may have under this Lease.

     Section 22. Notices.

     All notices  provided for under this Lease shall be in writing and shall be
(a) personally delivered, (b) sent by first class United States mail, postage prepaid (certified or not at sender's discretion), (c) sent by overnight courier, or (d) transmitted by facsimile, in each case addressed to the party to whom notice is being given at its address as set forth below and, if by facsimile, transmitted to that party at its telecopier number set forth below:


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



         If to Lessee:       Dollar Tree Stores, Inc.
                             500 Volvo Parkway
                             Chesapeake, VA 23320
                             Attn.:  Chief Financial Officer
                             Telecopier No: 757-321-5111

         With copy to:       Office of Legal Counsel
                             William A. Old
                             Hofheimer, Nusbaum, P.C.
                             999 Waterside Drive
                             Norfolk, VA 23510
                             Telecopier No.:  757-629-0660


         If to Lessor:       DTS Properties, Inc.
                             11130 Sunrise Valley Drive
                             Suite 206
                             Reston, VA 20191
                             Telecopier No.: 703-758-2522

         With copy to:       Jon T. Flask
                             Haight, Tramonte, Siciliano, Flask & Yeonas, P.C.
                             8221 Old Courthouse Rd.
                             Vienna, VA 22182
                             Telecopier No.: 703-442-9526


and in the event of notice to either Lessee or Lessor then also to:

                             BancBoston Leasing Inc.
                             100 Federal Street
                             Boston, MA 02110
                             Attention:  David Parr
                             Telecopier No. 617-434-0112

or, as to each party at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All notices hereunder shall be deemed to have been given on the date received.

     Section 23. Survival.

     Lessee's obligations under Sections 7, 11, 14, 17, and 18 shall survive expiration or earlier termination of this Lease. Lessor's obligations under Sections 10(c), 11, 14, and 18, shall survive the expiration or earlier termination of this Lease.

     Section 24. Security Interest.

     (a) To secure payment of the Basic Rent and its other obligations hereunder, Lessee hereby grants Lessor a security interest in all of the Property as now or later described in the Schedules in accordance with the provisions of this Lease and all proceeds thereof (the "Collateral").

     (b) Lessee agrees to take whatever steps are reasonably requested by Lessor to further evidence and perfect the Lessor's security interest granted herein, including, but not limited to, executing and delivering a Security Agreement to and for the benefit of Lessor contemporaneous with Lessee's execution and delivery of this Lease Agreement.

     Section 25. Substitution of Property.

     [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]


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



[*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.] Lessee shall give Lessor notice of such substitution and at least annually an accounting of all substitution including statements of costs associated with the Substituted Property and Replacement Property. In addition, Lessee shall give Lessor access to copies of any and all leases, and other documents relating to leases or encumbrances imposed or to be imposed, as permitted hereunder, on the item or items of proposed Substituted Property. Further, Lessee agrees to reimburse Lessor and Lender for all reasonable costs, fees and expenses associated with their review and analysis, including reasonable attorney and appraisal fees, filing fees, document preparation and similar costs, incurred as a result of such substitution or attempted substitution. For all purposes hereunder, fair market value of the Replaced Property shall be determined by multiplying Lessor's Cost for the Unit by the appropriate percentage for the year of the replacement as reflected in the Stipulated Loss Table. The parties agree that, effective upon the substitution of Property in accordance with the provisions hereof, all incidents of Lessee's interest as Lessee hereunder in the Replaced Property ipso facto shall cease and terminate automatically and the Substituted Property shall become Property leased hereunder instead of the Replaced

Property. In addition, effective upon such substitution, all of Lessor's right, title and interest in and to the Replaced Property shall be automatically assigned and shall pass to Lessee and Lessor shall have no further interest therein. Lessee and Lessor agree to execute and deliver such documents as are necessary to transfer title to and ownership of the Substituted Property to Lessor and title to and ownership of the Replaced Property to Lessee.

     Section 26. Miscellaneous.

     (a) The parties acknowledge and agree that this Lease shall be governed by the laws of the Commonwealth of Virginia , other than its choice of law provisions.

     (b) This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

     (c) Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Lease, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction.

     (d) This Lease supersedes all oral negotiations and prior writings, and constitutes the entire understanding between Lessor and Lessee, with respect to the lease of the Property hereunder.

     (e) No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought.

     (f) Lessor and Lessee shall each sign and deliver such documents, and take such action, as the other may reasonably request to carry out the intent and purpose of this Lease.

     (g) This Lease may be executed in one or more counterparts, and such counterparts together shall constitute but one and the same agreement; provided, however, that as stated following the signatures to this Lease, a security interest in the Lessor's interest in this Lease that is perfected by possession of this Lease may be perfected by possession of only Counterpart No. 1 of this Lease.

     (h) Upon request, Lessee shall furnish to Lessor and any Assignee copies of the Underlying Leases from time to time in effect. Lessee shall from time to time execute and deliver to Lessor and/or any Assignee such additional documentation (including, without limitation financing statements) as Lessor or any Assignee may reasonably request to give effect to, implement, or clarify the terms and provisions of the Lease.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF Lessor and Lessee have signed this Master Lease Agreement as of the day and year first herein above written.

                                            LESSOR:  DTS Properties, Inc.



                                            By: /s/ Joseph F. Compagna
                                            Printed Name: Joseph F. Compagna
                                            Title: President



                                            LESSEE:  Dollar Tree Stores, Inc.



                                            By:  /s/ H. Ray Compton
                                            Printed Name:  H. Ray Compton
                                            Title: Executive Vice President



COUNTERPART NO 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED
COUNTERPARTS. A SECURITY INTEREST IN THE LESSOR'S INTEREST IN THE ABOVE LEASE THAT IS PERFECTED BY POSSESSION OF THIS LEASE MAY BE
PERFECTED BY POSSESSION OF ONLY COUNTERPART NO. 1 OF THIS LEASE.